Exhibit 99

NEWS

INVESTOR CONTACT: (818) 225-3550

David Bigelow or Lisa Riordan

COUNTRYWIDE REPORTS 2006 SECOND QUARTER RESULTS

– Quarterly Diluted Earnings Per Share Increased 25% Over Last Year To $1.15 –

– 2006 Guidance Revised to $4.00 to $4.80 per Diluted Share –

CALABASAS, CA (July 25, 2006) – Countrywide Financial Corporation (NYSE: CFC) today announced results for the quarter and six months ended June 30, 2006.  Highlights include the following:

Table 1

	Quarter Ended			Six Months Ended
($ in millions, except per share amounts)	June 30, 2006	June 30, 2005	% Change	June 30, 2006	June 30, 2005	% Change
Consolidated Company
Revenues	$3,000	$2,308	30%	$5,836	$4,713	24%
Net Earnings	$722	$566	27%	$1,406	$1,255	12%
Diluted EPS	$1.15	$0.92	25%	$2.25	$2.05	10%
Total Assets ($ in billions)	$195	$159	23%
Key Segment Pre-tax Earnings
Mortgage Banking	$630	$526	20%	$1,185	$1,298	-9%
Banking	$325	$251	30%	$666	$467	43%
Capital Markets	$158	$105	50%	$313	$227	38%
Insurance	$89	$58	54%	$154	$112	37%
Key Operating Statistics ($ in billions)
Total Loan Fundings	$118	$121	-3%	$222	$213	4%
Loan Servicing Portfolio	$1,197	$964	24%
Assets of Banking Operations	$84	$66	29%

“Countrywide delivered strong results in the second quarter and first half of 2006,” said Angelo R. Mozilo, Chairman and Chief Executive Officer.  “The Company achieved a 25 percent year-over-year growth in diluted earnings per share for the second quarter despite a 121 basis point rise in the 10-Year U.S. Treasury yield and a 3 percent decline in our total loan funding volume.  This demonstrated the power of our business model, as the strategic counterbalancing of our Production and Servicing sectors fueled positive results in our Mortgage Banking segment.  The ongoing growth initiatives in our other businesses are providing significant value to the consolidated franchise. Together, these activities help position the Company as a strong performer over the long term in a wide range of interest rate environments.

Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc.  and Countrywide Bank, NA, are Equal Housing Lenders.
©2002 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

“Looking forward, we begin the second half of 2006 with a $65 billion pipeline of mortgage loan applications, and an assemblage of new products targeted for introduction before year-end including reverse mortgages; enhanced refinance programs; and a production salesforce of over 16,000. Our Bank’s new SavingsLink deposit product and its initiatives targeting small business customers are expected to fuel growth in liability generation, enhancing the Company’s overall funding capability. Capital Markets is progressing on the implementation of its new business initiatives in the derivatives, commercial real estate finance, and asset management sectors as well as continued global expansion.  Our Insurance division continues to focus on profitable growth by refining its operations and reducing its catastrophic risk exposure.  In addition, even as Countrywide seeks to sustain market share growth, the Company is implementing an efficiency project designed to identify redundancies and reduce costs as we move toward a more normalized market.  With a proven time-tested management team, a $195 billion balance sheet and high investment grade credit ratings, we are well positioned to be a beneficiary over the long term in this consolidating market.”

BUSINESS SEGMENT PERFORMANCE

Mortgage Banking

The table below highlights the Mortgage Banking segment’s financial performance for the second quarter and first half of 2006:

Table 2

	Quarter Ended			Six Months Ended
($ in millions)	June 30, 2006	June 30, 2005	% Change	June 30, 2006	June 30, 2005	% Change
Pre-tax Earnings
Production	$325	$409	-21%	$609	$1,144	-47%
Servicing	279	89	213%	528	106	397%
Closing Services	26	28	-7%	48	48	1%
Total Mortgage Banking	$630	$526	20%	$1,185	$1,298	-9%
% Contribution to total pre-tax earnings	53%	56%		51%	62%

Loan Production

The Loan Production sector is comprised of the following distribution channels: prime and nonprime consumer-direct lending through Countrywide Home Loans’ 960-branch retail system, call center operations and the Internet; wholesale lending through a network of mortgage brokers; and correspondent lending which buys closed loans from other financial institutions such as independent mortgage companies, commercial banks, savings and loans and credit unions.  In addition, the Loan Production sector encompasses loans originated through Countrywide Bank sold into the secondary mortgage market.

Overall quarterly production margins on both a sequential and year-over-year basis are highlighted below:

Table 3

Loan Production Sector(1)

	Quarter Ended
($ in millions)	June 30, 2006	%(2)	March 31, 2006	%(2)	June 30, 2005	%(2)
Gain on sale of loans	$1,308	1.26%	$1,161	1.24%	$1,014	1.00%
Net warehouse spread	107	0.10%	113	0.12%	156	0.15%
Miscellaneous income	67	0.07%	67	0.08%	68	0.07%
Total revenues	1,482	1.43%	1,342	1.44%	1,237	1.22%
Operating expenses	(1,021)	(0.99%)	(915)	(0.98%)	(740)	(0.73%)
Allocated corporate expenses	(137)	(0.13%)	(143)	(0.16%)	(88)	(0.09%)
Total expenses	(1,158)	(1.12%)	(1,057)	(1.14%)	(828)	(0.82%)

Total pre-tax earnings	$325	0.31%	$284	0.30%	$409	0.40%

(1) Numbers may not total exactly due to rounding

(2) Percentage based on loan production volume

Pre-tax earnings for the Loan Production sector advanced from the first quarter of 2006 primarily as a result of an increase in gain on sale, which is detailed in Table 4 below.  Similarly, total Loan Production sector pre-tax earnings as a percentage of production for the second quarter increased 1 basis point from the first quarter of 2006.  Compared to the prior year, second quarter revenues grew as a result of an increase in gain on sale.  Net warehouse spread, however, decreased as higher short-term rates drove funding costs upward, more than offsetting the benefit of a higher average inventory balance. Total expenses, both in dollars and as a percentage of loans produced, increased from the second quarter of the prior year primarily as a result of ongoing strategic initiatives to increase the Company’s market share as well as a decrease in the SFAS 91 deferral rate.  As a result, total Loan Production sector pre-tax margins for the second quarter decreased 9 basis points from the second quarter of 2005.

Table 4

Loan Production Sector (1)

	Quarter Ended
($ in millions)	June 30, 2006	March 31, 2006	June 30, 2005
Prime
Production	$82,229	$75,825	$84,609
Loans sold	$79,175	$76,177	$84,935
Gain on sale (“GOS”)	$972	$898	$674
GOS as % of loans sold	1.23%	1.18%	0.79%

Nonprime
Production	$10,171	$8,099	$9,670
Loans sold	$9,896	$9,090	$11,481
GOS	$200	$149	$218
GOS as % of loans sold	2.02%	1.64%	1.90%

Home Equity
Production	$11,235	$9,528	$6,875
Loans sold:
Initial securitization	$4,702	$4,443	$3,020
Subsequent draws	$1,199	$975	$881
GOS	$136	$114	$122
GOS as % of loans sold	2.30%	2.10%	3.12%

Total production	$103,635	$93,452	$101,154
Total loans sold	$94,972	$90,685	$100,317
Total GOS	$1,308	$1,161	$1,014
Total GOS as % of loans sold	1.38%	1.28%	1.01%
Total GOS as % of loans produced	1.26%	1.24%	1.00%

(1) Numbers may not be exact due to rounding

Overall gain-on-sale margins as a percentage of loans sold rose 10 basis points from the prior quarter to 138 basis points as a result of increases in margins across all three product categories.  Compared to the first quarter of 2006, second quarter prime gain on sale margins were up 5 basis points.  This sequential quarter increase was fueled by a slight improvement in pricing margins, which varied by product type, with pay-options playing a significant role.  For both nonprime and home equity, margins increased primarily as a result of improved secondary market execution.

Loan Servicing

The Loan Servicing sector reflects the performance of mortgage servicing rights (MSRs) and other retained interests associated with Countrywide’s owned-servicing portfolio.  Since MSRs generally perform best in higher interest rate environments, management expects that earnings from these assets will, over the long term, act as a natural counter-balance against earnings from the Loan Production sector, which typically performs best in lower interest rate environments.  Over time, Loan Production operations in a low interest rate environment will generally provide substantial incremental earnings to offset the effect of faster prepayment speeds and corresponding downward valuation changes in MSRs.  Countrywide also manages a financial hedge within the Loan Servicing sector to further counteract MSR valuation changes.

The Loan Servicing sector’s income statement and key operational metrics are displayed below:

Table 5

Loan Servicing Sector (1)

	Quarter Ended
($ in millions)	June 30, 2006	% (2)	March 31, 2006	% (2)	June 30, 2005	% (2)
Servicing fees, net of guarantee fees	$940	0.324%	$913	0.326%	$761	0.333%
Miscellaneous fees	135	0.046%	144	0.052%	117	0.051%
Income from retained interests	129	0.044%	134	0.048%	108	0.047%
Escrow balance income	207	0.071%	160	0.057%	77	0.034%
Realization of expected MSR cash flows	(768)	(0.264%)	(738)	(0.264%)	—	—
Amortization of MSRs	—	—	—	—	(482)	(0.211%)
Operating revenues	642	0.221%	614	0.219%	582	0.254%

Change in fair value of MSRs	569	0.196%	978	0.349%	—	—
Impairment of MSRs	—	—	—	—	(1,281)	(0.560%)
Recovery (impairment) of retained interests	52	0.018%	(120)	(0.043%)	(97)	(0.042%)
Servicing hedge (losses) gains	(621)	(0.214%)	(886)	(0.316%)	1,147	0.501%
Valuation changes, net of servicing hedge	(1)	0.000%	(28)	(0.010%)	(232)	(0.101%)

Total revenues	641	0.221%	586	0.209%	350	0.153%

Operating expenses	(187)	0.065%	(185)	0.066%	(161)	0.070%
Allocated corporate expenses	(21)	0.007%	(23)	0.008%	(15)	0.007%
Interest expense	(153)	0.053%	(128)	0.046%	(84)	0.037%
Total expenses	(362)	0.125%	(337)	0.120%	(261)	0.114%

Total Loan Servicing sector pre-tax earnings	$279	0.096%	$249	0.089%	$89	0.039%

Average servicing portfolio volume ($ in billions)	$1,162		$1,120		$916

MSR portfolio capitalization rate	1.44%		1.38%		1.10%
Weighted average coupon	6.3%		6.2%		5.9%

(1)  Numbers may not total exactly due to rounding

(2) Percentage based on average servicing portfolio; computation is annualized

Quarterly Loan Servicing sector pre-tax earnings increased both sequentially and year over year.  The increase from the first quarter of 2006 was primarily a result of outperformance of the servicing hedge, as well as increased operating revenues.  The year-over-year increase was primarily the result of a $231 million improvement in valuation changes (MSRs, retained interests, and servicing hedge) and a $60 million improvement in operating revenues.  These improvements were partially offset by an increase in interest expense resulting from growth in servicing assets combined with an increase in the cost of debt.  The net result was a pre-tax Loan Servicing margin of 10 basis points for the second quarter of 2006, which compares to 4 basis points for the same period a year ago.

Loan Closing Services

Loan Closing Services are offered through Countrywide’s LandSafe companies, which primarily provide credit reports, appraisals and flood determinations.  The LandSafe companies’ quarterly pre-tax earnings of $26 million decreased modestly from $28 million in the second quarter last year, but were up $4 million from the first quarter of 2006.

BANKING

The Banking segment includes the fee and investment activities of Countrywide Bank (“Banking Operations”) and Countrywide Warehouse Lending, a provider of mortgage inventory financing to independent mortgage bankers.  The Bank continues to leverage its relationship with the Mortgage Banking segment by originating high-quality mortgage assets through existing production distribution channels.  Assets are funded by the Bank’s liability base, where growth is driven by the continued expansion of its core retail deposit franchise.  The Bank raises retail deposits through the Internet, call centers and 90 financial centers, most of which are located in existing Countrywide retail lending offices.  In turn, the Bank provides Countrywide with an expanded product menu, lower cost funding sources and portfolio lending capability.

Key financial and operational results for the Banking segment as well as the Banking Operations sector are noted in Tables 6 through 10 below:

Table 6

Banking Segment Pre-tax Earnings

	Quarter Ended
($ in thousands)	June 30, 2006	March 31, 2006	June 30, 2005
Banking Operations	$328,742	$330,731	$238,195
Countrywide Warehouse Lending	13,406	18,126	20,965
Allocated corporate expenses	(16,777)	(7,771)	(7,999)
Total Banking segment pre-tax earnings	$325,371	$341,086	$251,161

Table 7

Banking Operations

	Quarter Ended
($ in thousands)	June 30, 2006	March 31, 2006	June 30, 2005
Net interest income	$421,098	$418,300	$301,338
Provision for loan losses	(35,807)	(27,626)	(20,265)
Non-interest income	37,670	35,813	37,397
Non-interest expense	(94,219)	(95,756)	(80,275)
Total Banking Operations pre-tax earnings	$328,742	$330,731	$238,195

Total assets ($ in billions)	$84	$78	$66
Total equity ($ in millions)	$5,601	$5,360	$4,000
Total investment loan portfolio, net ($ in millions)	$75,470	$69,055	$56,610
New retail deposits produced ($ in millions)	$2,970	$3,186	$2,475
After-tax return on average assets	0.99%	1.08%	0.99%
After-tax return on average equity	14.6%	15.4%	16.0%
Non-performing assets as % of total loans	0.32%	0.28%	0.07%

Total pay-option loan portfolio ($ in millions)	$34,226	$30,965	$15,706
Pay-option loans with accumulated negative amortization:
Principal	$25,016	$20,756	$3,050
Accumulated negative amortization (from original loan balance)	$301	$169	$6

Table 8

Banking Operations Fundings By Channel

	Quarter Ended
($ in millions)	June 30, 2006	March 31, 2006	June 30, 2005
Correspondent Lending	$3,453	$2,346	$5,361
Wholesale Lending	2,906	2,766	7,638
Consumer Markets	2	847	3,068
Total Banking Operations fundings	$6,361	$5,959	$16,067

Table 9

Banking Operations

Average Balance Sheet

	Quarter Ended June 30, 2006			Quarter Ended June 30, 2005
($ in millions)	Average Balance	Interest Income/ Expense	Annualized Yield/Rate	Average Balance	Interest Income/ Expense	Annualized Yield/Rate
Interest-earning assets
Home loans
Pay-option ARMs	$33,438	$530	6.36%	$12,379	$98	3.15%
Hybrid & other 1st liens	22,085	296	5.33%	23,084	311	5.39%
Home equity loans	15,256	311	8.16%	14,063	236	6.74%
Other assets	8,114	104	5.06%	8,159	90	4.42%
Total interest-earning assets	$78,893	$1,241	6.29%	$57,685	$735	5.10%

Interest-bearing liabilities
Money market & savings deposits	$5,199	$61	4.71%	$2,190	$18	3.30%
Escrow deposits	15,818	192	4.86%	10,447	74	2.86%
Time deposits (CDs)	26,491	298	4.52%	15,185	130	3.44%
FHLB advances	23,122	245	4.25%	20,457	171	3.33%
Other borrowings	1,908	24	5.05%	5,289	41	3.11%
Total interest-bearing liabilities	$72,538	$820	4.53%	$53,568	$434	3.25%

Net interest spread			1.76%			1.85%
Net interest margin			2.12%			2.09%

Table 10

Banking Operations

Loan Quality (1)

	At June 30, 2006			At June 30, 2005
	LTV	CLTV	FICO	LTV	CLTV	FICO
Pay-option ARMs	75%	78%	721	74%	77%	721
Hybrid & other 1st liens	74%	78%	735	75%	79%	735
Home equity loans	20%	82%	731	19%	81%	728

(1)	At time of origination; LTV = loan-to-value ratio; CLTV = combined LTV, which includes second mortgages at time of origination; FICO is a commonly used credit scoring metric

Banking segment quarterly pre-tax earnings increased 30 percent year over year, driven by a 38 percent increase in Banking Operations’ earnings.  Earnings for Banking Operations were driven by a 37 percent increase in average earning assets at the Bank as well as a 3 basis point increase in net interest margin.  On a sequential-quarter basis, Banking segment pre-tax earnings declined by $16 million primarily as a result of an increase in corporate overhead allocation as well as a $5 million decrease in earnings from Countrywide Warehouse Lending (CWL) and a $2 million decline in earnings from Banking Operations.  Banking Operations’ earnings were down primarily due to the interest rate lag effect of the investment in pay-option ARM loans, which has compressed net interest margins, as well as an $8 million increase in the Bank’s loan loss provision.  The loan loss provision was increased due to higher originations and to portfolio seasoning. Delinquencies (90+ days) at June 30, 2006 were 0.31 percent, a slight increase from 0.28 percent at March 31, 2006 and 0.07 percent at June 30, 2005. As shown in Table 10, the quality at origination of the Bank’s loan portfolio was sustained across all product categories.

CAPITAL MARKETS

The Capital Markets segment includes a registered securities broker-dealer, a distressed-asset manager and a commercial real estate finance group. Key financial and operational metrics for the Capital Markets segment are noted below:

Table 11

Capital Markets Segment

	Quarter Ended
($ in thousands)	June 30, 2006	March 31, 2006	June 30, 2005
Revenues
Conduit	$104,239	$122,601	$72,361
Underwriting	78,958	71,212	56,713
Commercial real estate	27,850	16,263	9,584
Securities trading	26,619	34,664	24,353
Brokering	9,485	6,657	9,037
Other	10,531	11,726	6,066
Total revenues	257,682	263,123	178,114
Expenses
Operating expenses	92,942	103,471	69,617
Allocated corporate expenses	7,150	4,079	3,646
Total expenses	100,092	107,550	73,263

Pre-tax earnings	$157,590	$155,573	$104,851

Table 12

Capital Markets Securities Trading Volume

	Quarter Ended
($ in millions)	June 30, 2006	March 31, 2006	June 30, 2005

Mortgage-backed securities	$570,878	$528,350	$467,375
U.S. Treasury securities	307,815	357,112	369,430
Asset-backed securities	29,061	32,676	35,535
Other	26,582	60,217	15,154
Total securities trading volume	$934,336	$978,355	$887,494

Quarterly pre-tax earnings for the Capital Markets segment advanced 50 percent from the second quarter last year, driven by increases in all revenue categories, including 44 percent and 39 percent year-over-year increases in conduit and underwriting revenues, respectively. Conduit and underwriting revenues were higher as a result of an increase in gain-on-sale margins as well as an increase in volume. This was partially offset by a decline in net interest income due to the flattening of the yield curve. The Commercial Real Estate Finance group continues to perform well, selling $1.0 billion in loans for the second quarter of 2006, which compares to $0.5 billion in the comparable period a year ago.

INSURANCE

Countrywide’s Insurance segment includes Balboa Insurance Group, whose companies are national providers of property, life and casualty insurance; and Balboa Reinsurance Company, a captive mortgage reinsurance company. Key financial and operational results for the Insurance segment are noted below:

Table 13

Insurance Segment Pre-tax Earnings

	Quarter Ended
($ in thousands)	June 30, 2006	March 31, 2006	June 30, 2005
Balboa Reinsurance Company	$52,661	$46,497	$36,940
Balboa Life & Casualty	44,569	22,779	25,490
Allocated corporate expenses	(8,483)	(4,333)	(4,722)
Total Insurance segment pre-tax earnings	$88,747	$64,943	$57,708

Balboa Life & Casualty

($ in millions)
Lender-placed net premiums earned	$117	$120	$108
Voluntary net premiums earned	$112	$108	$64
Loss ratio	41%	50%	44%
Combined ratio	78.5%	89.6%	89.7%

Balboa Reinsurance

($ in billions)
Loans in CFC servicing portfolio covered by Balboa Re	$84	$81	$72

For the second quarter of 2006, Insurance segment pre-tax earnings grew 54 percent year over year due to increases at both Balboa Reinsurance and Balboa Life & Casualty. The increase at Balboa Reinsurance was primarily the result of an increase in average mortgage insurance rates, growth in policies in force, and an increase in the average premium ceded. The increase at Balboa Life & Casualty was primarily the result of premium growth in voluntary homeowners and auto insurance, fueled by new strategic distribution partnerships initiated in 2005. Partially offsetting this increase was a one-time capital gain of $9.8 million in the second quarter of 2005 that did not recur this year, slightly dampening the year-over-year comparisons.

DIVIDEND DECLARATION

Countrywide’s Board of Directors declared a dividend of $0.15 per share. The payable date on the dividend is August 31, 2006 to stockholders of record on August 15, 2006.

OUTLOOK

Performance in the first half of 2006 benefited from positive Loan Servicing sector performance, which at 9 basis points approached the upper end of the range within previous earnings guidance. The primary driver was outperformance of the servicing hedge. Loan Production sector margins for the first half were close to the mid-point of the range contemplated in previous guidance, reflecting moderate front-end pricing competition and an improvement in credit spreads compared to the end of 2005.

Management’s outlook for the second half of 2006 contemplates potential changes in the operating environment compared to the first half of the year. These potential changes include returns closer to the midpoint of expected performance levels for the Servicing sector, a modest decline in the size of the purchase mortgage market and the possibility of a more competitive front-end pricing paradigm for mortgage products.

EARNINGS GUIDANCE

Countrywide’s guidance for 2006 has been revised. Details, as well as prior guidance, are as follows:

Table 14

	Revised Guidance July 25, 2006					Previous Guidance May 31, 2006
CFC Consolidated Earnings
Diluted EPS	$4.00		to	$4.80		$3.90		to	$4.80

Market
Total mortgage market	$2.4	Tr	to	$2.8	Tr	$2.2	Tr	to	$2.9	Tr
Average 10-year U.S. Treasury yield	4.70%		to	5.20%		4.50%		to	5.30%

						April 27, 2006
CFC Segments
Mortgage Banking pre-tax earnings	$2.0	Bn	to	$2.6	Bn	$1.95	Bn	to	$2.55	Bn
Other Businesses’ pre-tax earnings (1)	$2.10	Bn	to	$2.35	Bn	$2.05	Bn	to	$2.35	Bn

Production
Company-wide loan production market share (2)	16.7%		to	17.0%		18.0%		to	18.5%
Company-wide loan origination volume (2)	$400	Bn	to	$475	Bn	$400	Bn	to	$550	Bn
Loan production sector pre-tax margins (3)	20	bps	to	40	bps	20	bps	to	40	bps

Servicing
Average loan servicing portfolio (4)	$1.2	Tr	to	$1.25	Tr	$1.20	Tr	to	$1.25	Tr
Loan servicing sector pre-tax margins	5.0	bps	to	9.0	bps	2	bps	to	10	bps

(1) Includes the Banking segment, Capital Markets, Insurance and Global Operations

(2) Includes production from the Mortgage Banking, Banking and Capital Markets segments

(3) Denominator is based on company-wide loan origination volume

(4) Total portfolio, including retained servicing, inventory, Bank portfolio and subservicing

The guidance revisions reflect actual results for the first half of 2006. The earnings estimates and assumptions and other projections provided in this press release should be considered forward-looking statements and readers are directed to the information contained in the disclaimer provided herein.

Conference Call

Please note that the Company will not be providing a presentation to accompany the conference call as it has done in the past. Instead, the Company has embedded tables within the press release itself, which contain information previously disclosed in the slide presentation. Therefore, management strongly recommends that conference call participants have a copy of the press release when listening to the conference call, as management will be referring to the various tables contained within the release.

Countrywide will host a live conference call to discuss quarterly results today at 12:00 pm Eastern. The dial-in number for the live conference call is (877) 209-9919 (U.S.) or (612) 234-9959 (International). The management discussion will be available for replay through midnight Eastern on Tuesday, August 8, 2006. The replay dial-in numbers and access code are (800) 475-6701 (U.S.) / (320) 365-3844 (International) and 835850, respectively.

About Countrywide

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade ratings that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

(tables follow)

COUNTRYWIDE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

	Quarters Ended			Six Months Ended
	June 30,		%	June 30,		%
(in thousands, except per share data)	2006	2005	Change	2006	2005	Change
	(unaudited)			(unaudited)

Revenues
Gain on sale of loans and securities	$1,527,450	$1,145,409	33%	$2,888,628	$2,507,160	15%

Interest income	2,845,580	1,770,642	61%	5,439,338	3,257,572	67%
Interest expense	(2,155,106)	(1,229,234)	75%	(4,054,429)	(2,225,171)	82%
Net interest income	690,474	541,408	28%	1,384,909	1,032,401	34%
Provision for loan losses	(61,898)	(17,101)	262%	(125,036)	(36,723)	240%
Net interest income after provision for loan losses	628,576	524,307	20%	1,259,873	995,678	27%

Loan servicing fees and other income from mortgage servicing rights and retained interests	1,207,159	1,019,149	18%	2,407,046	1,991,507	21%
Realization of expected cash flows from mortgage servicing rights	(768,132)	—	N/M	(1,506,699)	—	N/M
Amortization of mortgage servicing rights	—	(482,373)	N/M	—	(954,560)	N/M
Change in fair value of mortgage servicing rights	569,002	—	N/M	1,547,283	—	N/M
Impairment of mortgage servicing rights	—	(1,281,340)	N/M	—	(828,906)	N/M
Recovery (impairment) of retained interests	51,498	(97,629)	N/M	(69,156)	(234,699)	(71%)
Servicing hedge (losses) gains	(621,074)	1,147,158	N/M	(1,506,944)	594,866	N/M
Net loan servicing fees and other income from mortgage servicing rights and retained interests	438,453	304,965	44%	871,530	568,208	53%

Net insurance premiums earned	284,226	215,478	32%	564,019	414,996	36%
Other	121,511	117,784	3%	252,114	226,786	11%
Total revenues	3,000,216	2,307,943	30%	5,836,164	4,712,828	24%

Expenses
Compensation	1,143,707	850,143	35%	2,218,525	1,636,622	36%
Occupancy and other office	261,080	225,137	16%	506,411	413,793	22%
Insurance claims	102,809	88,786	16%	226,851	164,721	38%
Advertising and promotion	65,686	53,615	23%	125,916	108,794	16%
Other	232,911	155,381	50%	445,075	305,020	46%
Total expenses	1,806,193	1,373,062	32%	3,522,778	2,628,950	34%

Earnings before income taxes	1,194,023	934,881	28%	2,313,386	2,083,878	11%
Provision for income taxes	471,833	368,423	28%	907,685	828,568	10%

NET EARNINGS	$722,190	$566,458	27%	$1,405,701	$1,255,310	12%

Earnings per Share:
Basic	$1.19	$0.96	24%	$2.32	$2.14	8%
Diluted	$1.15	$0.92	25%	$2.25	$2.05	10%

Weighted Average Shares Outstanding:
Basic	607,831	588,538	3%	604,725	585,884	3%
Diluted	626,610	614,988	2%	623,473	613,467	2%

COUNTRYWIDE FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	%
(in thousands, except share data)	2006	2005	Change
	(unaudited)
Assets
Cash	$2,369,346	$1,031,108	130%
Mortgage loans held for sale	35,390,972	36,808,185	(4%	)
Trading securities owned, at fair value	14,212,594	10,314,384	38%
Trading securities pledged as collateral, at fair value	1,143,122	668,189	71%
Securities purchased under agreements to resell, securities borrowed and federal funds sold	25,285,191	23,317,361	8%
Loans held for investment, net of allowance for loan losses of $183,581 and $189,201, respectively	79,807,599	69,865,447	14%
Investments in other financial instruments, at fair value	11,596,534	11,260,725	3%
Mortgage servicing rights, at fair value	15,320,575	—	N/M
Mortgage servicing rights, net	—	12,610,839	N/M
Premises and equipment, net	1,469,203	1,279,659	15%
Other assets	8,389,327	7,929,473	6%

Total assets	$194,984,463	$175,085,370	11%

Liabilities
Notes payable	$76,527,368	$76,187,886	0%
Securities sold under agreements to repurchase and federal funds purchased	38,161,225	34,153,205	12%
Deposit liabilities	50,552,049	39,438,916	28%
Accounts payable and accrued liabilities	7,742,575	6,358,158	22%
Trading securities sold, not yet purchased, at fair value	3,077,327	2,285,171	35%
Income taxes payable	4,626,962	3,846,174	20%

Total liabilities	180,687,506	162,269,510	11%

Commitments and contingencies	—	—	—

Shareholders' Equity
Preferred stock - authorized, 1,500,000 shares of $0.05 par value; none issued and outstanding	—	—	—
Common stock - authorized, 1,000,000,000 shares of $0.05 par value; issued, 611,020,036 shares and 600,169,268 shares at June 30, 2006 and December 31, 2005, respectively; outstanding, 610,744,980 shares and 600,030,686 shares at June 30, 2006 and December 31, 2005, respectively	30,551	30,008	2%
Additional paid-in capital	3,268,420	2,954,019	11%
Accumulated other comprehensive (loss) income	(63,840)	61,114	N/M
Retained earnings	11,061,826	9,770,719	13%

Total shareholders' equity	14,296,957	12,815,860	12%

Total liabilities and shareholders' equity	$194,984,463	$175,085,370	11%

COUNTRYWIDE FINANCIAL CORPORATION

LOANS HELD FOR INVESTMENT, NET AND OTHER ASSETS

	June 30,	December 31,	%
(in thousands)	2006	2005	Change
	(unaudited)
Loans Held for Investment, Net
Mortgage loans	$74,587,688	$63,803,209	17%
Warehouse lending advances secured by mortgage loans	2,871,511	3,943,046	(27%)
Defaulted mortgage loans repurchased from securitizations	1,361,242	1,370,169	(1%)
	78,820,441	69,116,424	14%
Purchase premium and deferred loan origination costs, net	1,170,739	938,224	25%
Allowance for loan losses	(183,581)	(189,201)	(3%)

Total loans held for investment, net	$79,807,599	$69,865,447	14%

Other Assets
Investments in Federal Reserve Bank and Federal Home Loan Bank stock	$1,498,398	$1,334,100	12%
Reimbursable servicing advances, net	1,486,602	1,947,046	(24%)
Securities broker-dealer receivables	1,140,355	392,847	190%
Interest receivable	889,706	777,966	14%
Receivables from custodial accounts	743,618	629,075	18%
Restricted cash	406,973	429,556	(5%)
Capitalized software, net	315,569	331,454	(5%)
Cash surrender value of assets held in trust for deferred compensation plan	299,375	224,884	33%
Prepaid expenses	255,804	187,377	37%
Real estate acquired in settlement of loans	146,027	110,499	32%
Receivables from sale of securities	87,675	325,327	(73%)
Derivative margin accounts	51,854	296,005	(82%)
Other assets	1,067,371	943,337	13%

Total other assets	$8,389,327	$7,929,473	6%

Mortgage Servicing Rights
Balance at December 31, 2005, net of impairment reserve	$12,610,839
Remeasurement to fair value upon adoption of SFAS 156	109,916
Balance at January 1, 2006, at fair value	12,720,755
Purchases of servicing assets	8,067
Servicing resulting from transfers of financial assets	2,551,169
Changes in fair value:
Due to changes in valuation inputs or assumptions used in valuation model (1)	1,547,283
Other changes in fair value (2)	(1,506,699)

Balance at June 30, 2006, at fair value	$15,320,575

(1)	Mostly reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.
(2)	Represents changes due to realization of expected cash flows.

COUNTRYWIDE FINANCIAL CORPORATION

INVESTMENTS IN OTHER FINANCIAL INSTRUMENTS

	June 30,	December 31,	%
(in thousands)	2006	2005	Change
	(unaudited)
Investments in Other Financial Instruments, at Fair Value
Available-for-sale securities:
Mortgage-backed securities	$6,284,875	$6,866,520	(8%	)
Obligations of U.S. Government-sponsored enterprises	654,121	547,715	19%
Municipal bonds	370,000	369,748	0%
U.S. Treasury securities	184,290	144,951	27%
Other	2,858	3,109	(8%	)

Subtotal	7,496,144	7,932,043	(5%	)

Interests retained in securitization accounted for as available-for-sale securities:
Prime interest-only and principal-only securities	301,439	323,368	(7%	)
Nonprime residual securities	158,993	206,033	(23%	)
Prime home equity line of credit transferor's interest	154,632	158,416	(2%	)
Prepayment penalty bonds	87,463	112,492	(22%	)
Prime home equity residual securities	73,772	124,377	(41%	)
Prime home equity interest-only securities	12,610	15,136	(17%	)
Prime residual securities	11,590	21,383	(46%	)
Nonprime interest-only securities	5,860	9,455	(38%	)
Subordinated mortgage-backed pass-through securities	1,846	2,059	(10%	)
Total interests retained in securitization accounted for as available-for-sale securities	808,205	972,719	(17%	)

Total available-for-sale securities	8,304,349	8,904,762	(7%	)

Interests retained in securitization accounted for as trading securities:
Prime home equity residual securities	731,262	757,762	(3%	)
Prime interest-only and principal-only securities	455,759	180,216	153%
Prime home equity line of credit transferor's interest	337,156	95,514	253%
Nonprime residual securities	304,734	341,106	(11%	)
Prepayment penalty bonds	45,955	—	N/M
Prime residual securities	32,848	43,244	(24%	)
Prime home equity interest-only securities	20,665	—	N/M
Interest rate swaps	14,434	782	N/M
Total interests retained in securitization accounted for as trading securities	1,942,813	1,418,624	37%

Hedging instruments and mortgage pipeline derivatives:
Mortgage servicing related	912,268	741,156	23%
Notes payable related	252,828	107,085	136%
Mortgage loans held for sale and pipeline related	184,276	89,098	107%
Total investments in other financial instruments	$11,596,534	$11,260,725	3%

COUNTRYWIDE FINANCIAL CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarters Ended			Six Months Ended
	June 30,		%	June 30,		%
(dollar amounts in millions)	2006	2005	Change	2006	2005	Change

Production by segment:
Mortgage Banking	$103,635	$101,154	2%	$197,087	$179,903	10%
Capital Markets - conduit acquisitions	6,613	3,126	112%	10,620	7,316	45%
Banking Operations	6,361	16,067	(60%)	12,320	24,588	(50%)
Total Mortgage Loan Fundings	116,609	120,347	(3%)	220,027	211,807	4%
Commercial real estate	997	732	36%	1,963	1,296	51%
Total Loan Fundings	$117,606	$121,079	(3%)	$221,990	$213,103	4%

Number of loans produced	629,237	668,106	(6%)	1,194,525	1,206,445	(1%)

Loan closing services (units):
Number of credit reports, flood determinations, appraisals, automated property valuation services, title reports, default title orders, other title and escrow services, and home inspections	5,975,995	5,600,967	7%	11,778,103	10,608,134	11%

Capital Markets
Securities trading volume(1)	$934,336	$887,494	5%	$1,912,691	$1,716,115	11%

Insurance
Net premiums earned:
Carrier	$229	$172	33%	$457	$328	39%
Reinsurance	55	43	28%	107	87	23%
Total net premiums earned	$284	$215	32%	$564	$415	36%

	June 30,		%
	2006	2005	Change
Mortgage loan pipeline
(loans-in-process)	$64,979	$77,009	(16%)

Loan servicing portfolio(2)	$1,196,720	$964,444	24%

Number of loans serviced(2)	7,757,724	6,843,218	13%

MSR portfolio(3)	$1,063,405	$849,057	25%

Assets of Banking Operations (in billions)	$84	$66	29%

(1)	Includes trades with Mortgage Banking Segment.
(2)	Includes loans held for sale, loans held for investment and loans serviced for others, including those under subservicing agreements.
(3)	Represents loan servicing portfolio reduced by loans held for sale, loans held for investment and subservicing.

COUNTRYWIDE FINANCIAL CORPORATION

QUARTERLY SEGMENT ANALYSIS

(Unaudited)

	Quarter Ended June 30, 2006
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$1,307,918	$682	$—	$1,308,600	$—	$207,853	$—	$—	$10,997	$1,527,450
Net interest income after provision for loan losses	107,301	53,914	3,300	164,515	400,741	42,658	14,141	975	5,546	628,576
Net loan servicing fees (1)	—	444,688	—	444,688	619	1,421	(51)	502	(8,726)	438,453
Net insurance premiums earned	—	—	—	—	—	—	284,226	—	—	284,226
Other revenue (2)	67,225	2,112	75,465	144,802	42,350	5,750	13,634	13,725	(98,750)	121,511
Total revenues	1,482,444	501,396	78,765	2,062,605	443,710	257,682	311,950	15,202	(90,933)	3,000,216
Expenses	1,157,880	222,113	52,540	1,432,533	118,339	100,092	223,203	12,382	(80,356)	1,806,193

Earnings (loss) before income taxes	$324,564	$279,283	$26,225	$630,072	$325,371	$157,590	$88,747	$2,820	$(10,577)	$1,194,023

	Quarter Ended June 30, 2005
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$1,013,619	$7,337	$—	$1,020,956	$(771)	$105,547	$—	$—	$19,677	$1,145,409
Net interest income after provision for loan losses	155,688	(7,224)	786	149,250	297,970	63,224	11,044	962	1,857	524,307
Net loan servicing fees (3)	—	280,739	—	280,739	—	1,135	2,977	27,203	(7,089)	304,965
Net insurance premiums earned	—	—	—	—	—	—	215,478	—	—	215,478
Other revenue (2)	67,938	(5,446)	68,447	130,939	47,827	8,208	19,473	28,038	(116,701)	117,784
Total revenues	1,237,245	275,406	69,233	1,581,884	345,026	178,114	248,972	56,203	(102,256)	2,307,943
Expenses	828,110	186,303	41,022	1,055,435	93,865	73,263	191,264	50,882	(91,647)	1,373,062

Earnings (loss) before income taxes	$409,135	$89,103	$28,211	$526,449	$251,161	$104,851	$57,708	$5,321	$(10,609)	$934,881

(1)

Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income from retained interests, change in fair value of mortgage servicing rights, recovery (impairment) of retained interests and servicing hedge gains (losses)

(2)	Consists primarily of revenues from ancillary products and services, including title, escrow, appraisal, credit reporting and home inspection services and insurance agency commissions.
(3)

Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income from retained interests, net of amortization of mortgage servicing rights, recovery (impairment) of retained interests and servicing hedge gains (losses)

COUNTRYWIDE FINANCIAL CORPORATION

YEAR-TO-DATE SEGMENT ANALYSIS

(Unaudited)

	Six Months Ended June 30, 2006
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$2,468,695	$2,661	$—	$2,471,356	$—	$395,153	$—	$—	$22,119	$2,888,628
Net interest income after provision for loan losses	220,627	85,572	4,661	310,860	811,023	100,752	28,676	1,517	7,045	1,259,873
Net loan servicing fees (1)	—	874,226	—	874,226	901	2,753	(665)	11,824	(17,509)	871,530
Net insurance premiums earned	—	—	—	—	—	—	564,019	—	—	564,019
Other revenue (2)	134,721	8,773	145,732	289,226	83,418	22,147	23,067	36,939	(202,683)	252,114
Total revenues	2,824,043	971,232	150,393	3,945,668	895,342	520,805	615,097	50,280	(191,028)	5,836,164
Expenses	2,215,330	443,231	101,961	2,760,522	228,885	207,642	461,407	37,292	(172,970)	3,522,778

Earnings (loss) before income taxes	$608,713	$528,001	$48,432	$1,185,146	$666,457	$313,163	$153,690	$12,988	$(18,058)	$2,313,386
	Six Months Ended June 30, 2005
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$2,250,849	$22,903	$—	$2,273,752	$(808)	$223,395	$—	$—	$10,821	$2,507,160
Net interest income after provision for loan losses	332,019	(68,932)	1,448	264,535	558,924	140,887	23,123	1,833	6,376	995,678
Net loan servicing fees (3)	—	517,339	—	517,339	—	2,181	5,881	55,730	(12,923)	568,208
Net insurance premiums earned	—	—	—	—	—	—	414,996	—	—	414,996
Other revenue (2)	105,923	(6,419)	128,377	227,881	83,208	15,560	28,441	53,754	(182,058)	226,786
Total revenues	2,688,791	464,891	129,825	3,283,507	641,324	382,023	472,441	111,317	(177,784)	4,712,828
Expenses	1,544,999	358,599	81,829	1,985,427	174,223	155,125	360,156	101,957	(147,938)	2,628,950

Earnings (loss) before income taxes	$1,143,792	$106,292	$47,996	$1,298,080	$467,101	$226,898	$112,285	$9,360	$(29,846)	$2,083,878

(1)

Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income from retained interests, change in fair value of mortgage servicing rights, recovery (impairment) of retained interests and servicing hedge gains (losses)

(2)	Consists primarily of revenues from ancillary products and services, including title, escrow, appraisal, credit reporting and home inspection services and insurance agency commissions.
(3)

Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income from retained interests, net of amortization of mortgage servicing rights, recovery (impairment) of retained interests and servicing hedge gains (losses)